Exhibit 99.1

AMENDMENT NO. 1

TO

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended And Restated Effective As Of January 1, 2005)

THIS AMENDMENT made as of this 26th day of June, 2007, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company established the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which Plan was amended and restated generally effective as of January 1, 2005 (the “Plan”);

WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 3.3 is hereby amended by adding the following after the first phrase “provided, further” in the third sentence of the present section:

“if permitted by the Administrator,”

2.

Article IX is hereby amended by deleting the present Article IX in its entirety and substituting the following in lieu thereof:

“ARTICLE IX

PLAN TERMINATION

9.1 Right to Terminate: The Company may terminate the Plan at any time by resolution of the Board. In the event of the termination or partial termination of the Plan, the rights of all affected Participants to their Accrued Benefits as of the date of such termination or partial termination shall be fully vested and nonforfeitable. Subject to the Administrator’s discretion under Section 3.7 with respect to the Participant’s Pre-Section 409A Benefit, the Participant’s Accrued Benefit shall remain payable in accordance with the provisions of Article III. Notwithstanding anything contained herein to the contrary, for a period of two (2) years following a Change in Control, this Plan shall not be terminated.”

3.

This Amendment No. 1 shall be effective as of June 1, 2007. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

ACUITY BRANDS, INC.

By:	/s/ Vernon J. Nagel
Vernon J. Nagel, Chairman, President and Chief Executive Officer

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